UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 29, 2008

Lehman Brothers Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9466 (Commission File Number)	13-3216325 (IRS Employer Identification No.)

745 Seventh Avenue New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code:

(212) 526-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by Lehman Brothers Holdings Inc. (the “Registrant” and, together with its subsidiaries, “Lehman”) on September 26, 2008 (the “Original Report”), Nomura Holdings Inc. (“Nomura”), the Asian-based investment bank and financial services group, agreed to purchase certain assets related to the Asia-Pacific investment banking, capital markets and financial services businesses of Lehman.  The Registrant is filing this Report, which supplements certain of the information under Item 1.01 of the Original Report, insofar as definitive agreements with respect to this transaction have subsequently been entered into.

International Asset Sale Agreement with Nomura Holdings Inc.

On September 29, 2008, certain subsidiaries of the Registrant (the “Sellers”), provisional liquidators and administrators acting as insolvency officers for certain of the Registrant’s Hong Kong, Singapore and Australia subsidiaries, and Nomura and certain of its affiliates (the “Purchasers”) entered into an International Asset Sale Agreement (the “Asset Sale Agreement”), under which the Sellers have agreed to sell to the Purchasers for $211.4 million certain assets related to the investment banking, capital markets (fixed income and equities) and financial services businesses conducted by Lehman in the Asia-Pacific region (including Japan and Australia, but excluding Korea and the back office functions in India) (the “Business”).  The transaction does not involve any sale of the directly owned assets of the Registrant or its subsidiary Lehman Brothers Inc. (“LBI”).

In connection with the transaction, the Registrant and Nomura entered into a letter agreement, dated September 29, 2008 (the “Registrant Letter Agreement”), in which, among other things, the Registrant confirmed it was aware of the existence of the transaction with Nomura, acknowledged that it had no objections to the Sellers entering into the Asset Sale Agreement, and agreed not to bring any claim against Nomura or its affiliates in respect of the transaction (other than under the Registrant Letter Agreement).  In addition, LBI and Nomura entered into a letter agreement, dated September 29, 2008 (the “LBI Letter Agreement”), in which, among other things, LBI agreed, subject to certain conditions, to assign or otherwise transfer to an affiliate of Nomura its rights to a lease in respect of an LBI office in Beijing, and LBI agreed not to bring any claim against Nomura or its affiliates in respect of the transaction (other than under the LBI Letter Agreement).  Copies of the Asset Sale Agreement, the Registrant Letter Agreement and the LBI Letter Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Registrant also entered into a Transition Services Agreement, dated September 29, 2008 (the “Nomura Transition Services Agreement”), with Nomura, whereby Nomura has agreed to provide, or cause to be provided, to the Registrant and its affiliates certain services, use of facilities and other assistance on a transitional basis, and the Registrant has agreed to provide, or cause to be provided, to Nomura and its affiliates certain services, access to facilities and personnel, and other assistance on a transitional basis.

Additionally, the Registrant, Nomura and Barclays Capital Inc. (“Barclays”) entered into an Assignment and Assumption Agreement, dated as of September 29, 2008 (the “Assignment and

Assumption Agreement” and, together with Asset Sale Agreement, the Registrant Letter Agreement, the LBI Letter Agreement and the Nomura Transition Services Agreement, the “Agreements”), whereby the Registrant has assigned to Nomura its rights and obligations under the Transition Services Agreement, dated as of September 22, 2008, between the Registrant and Barclays (the “Barclays Transition Services Agreement”) solely as they relate to the Sellers.  Copies of the Nomura Transition Services Agreement, the Assignment and Assumption Agreement and the Barclays Transition Services Agreement are attached hereto as Exhibits 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Key terms of the Agreements are described below:

Key Assets Sold or Assigned by Lehman

•                  Leases for certain real property occupied by certain of the Sellers will be assigned to Nomura or its affiliates.

•                  Certain fixed assets located in the real property for which the leases are assigned to Nomura or its affiliates, including office equipment and furnishings.

The parties agreed that the Asset Sale Agreement was not intended to transfer the Business as a going concern or to transfer any related liabilities to Nomura, except as expressly provided in the Asset Sale Agreement.

Key Assets and Liabilities Retained by Lehman

•                  All amounts owing to Lehman in relation to goods supplied or services performed by the Sellers in connection with the Business prior to closing and any collateral held in relation thereto.

•                  All assets of any clients of Lehman.

•                  All cash, notes or other negotiable instruments.

•                  All proprietary investments of Lehman.

•                  Shares or securities in any subsidiaries of the Registrant.

•                  Any other asset, right, title or interest not expressly referred to in the Asset Sale Agreement (including, without limitation, the intellectual property of any Seller or any assets that were used in the conduct of Lehman’s Investment Management Division).

In addition, the Asset Sale Agreement does not contemplate the sale of any assets in Korea, and any such sale would, if it occurs, be set forth in a separate agreement.

Purchase Price for Lehman Assets

•                  $211.4 million in cash, which amount includes:

•                  $87.5 million for certain assets relating to the Business in Japan;

•                  a transfer payment of $21.9 million in respect of Lehman’s employees and secondees in Japan;

•                  $76.3 million for certain assets relating to the Business elsewhere in the Asia-Pacific region outside Japan; and

•                  a transfer payment of $25.8 million in respect of Lehman’s employees and secondees elsewhere in the Asia-Pacific region outside Japan.

Employees Transferred

•                  Approximately 3,000 of Lehman’s employees located in multiple locations the in Asia-Pacific region are expected to join Nomura as a result of the transaction.

Key Conditions to Closing of the Sale

The Asset Sale Agreement provides for many conditions to closing that are outside of Lehman’s control.  Conditions to closing the Asset Sale Agreement include:

•                  Acceptance by 70% or more in number of specified Lehman employees of offers of employment with Nomura or its affiliates.

•                  Receipt of certain approvals or consents from the Tokyo District Courts under the Civil Rehabilitation Procedure and from the Hong Kong court.

•                  Expiration of the waiting period required and the obtaining of all approvals (including the approval of the Japan Fair Trade Commission), consents or clearances required, in each case under the Anti-Monopoly Law of Japan.

•                  In respect of any Sellers that are not subject to any provisional liquidation, liquidation or administration proceeding, the Registrant’s obtaining any approval required under United States bankruptcy laws.

•                  Obtaining all other legal, regulatory, self-regulatory, exchange, clearing organization and governmental approvals, authorizations, waivers and/or licenses that may be required.

Termination of the Asset Sale Agreement

A failure of any conditions to closing could result in the Asset Sale Agreement, or certain of its provisions, terminating without closing.

•                  If certain of the conditions to the closing of the sale are not satisfied (or waived, if permitted under the Asset Sale Agreement) by October 31, 2008, the Asset Sale Agreement shall be terminable with respect to the sale of the Business in Japan upon notice in writing in accordance with its terms.

•                  In accordance with Section 4.4 of the Asset Sale Agreement, Nomura may waive, in whole or in part, conditions in respect of particular jurisdictions in which the transferred assets or employees are located so as to permit the closing of the transaction in other jurisdictions (in which case the amount paid at the initial closing will be adjusted to exclude payment for assets in those excluded jurisdictions).

Pre-Completion Indemnity by Nomura

•                  Nomura has agreed to indemnify the Sellers for certain employee benefit costs relating to transferred employees and certain expenses relating to leased premises to be transferred in the transaction for the period from October 1, 2008 through the closing or earlier termination of the Asset Sale Agreement.

Key Provisions of the Nomura Transition Services Agreement

•                  Any service provided by the Registrant or Nomura or their respective affiliates under the Nomura Transition Services Agreement will be charged to the recipient of such services, in accordance with the terms of the Nomura Transition Services Agreement.

•                  Initially, services under the Nomura Transition Services Agreement are provided at cost, without any markup for profit margin.  On and after the date that is nine months after the closing date of the sale, services will be provided at cost plus 15%.

•                  Subject to certain exceptions, all services under the Nomura Transition Services Agreement will terminate no later than the earliest of (x) 18 months after the closing date of the sale and (y) 12 months from the closing date of the sale of the businesses retained by the Registrant or the portion of the Business, as applicable, to which such service relates or from which the service is provided and (z) such date as the recipient of services has developed an alternative source of such services; provided that the periods in clauses (x) and (y) can be extended to 30 months and 24 months, respectively, if there is no third-party provider that can reasonably provide a comparable service, the absence of the service would cause a material adverse effect on the value of the underlying business operations or assets and the applicable party provides notice in accordance with the agreement.

Key Provisions of the Assignment and Assumption Agreement

•                  The Registrant has assigned to Nomura all of its rights, title and interests under the Barclays Transition Services Agreement solely as they relate to the Sellers and Nomura has agreed to perform related obligations under such agreement.

Some of the statements contained in this Report on Form 8-K (including those relating to Nomura’s intentions with respect to the businesses it has agreed to purchase from Lehman and the employees of those businesses) that are predictive in nature, that depend on or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but instead represent only management’s expectations and estimates regarding future events based on the information available to management.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

The following Exhibits are filed as part of this Report.

Exhibit 10.1*

International Asset Sale Agreement, dated as of September 29, 2008, among certain subsidiaries of Lehman Brothers Holdings Inc., Hong Kong insolvency officers, Singapore insolvency officers, Australia insolvency officers, and Nomura Holdings Inc. and certain of its affiliates.

Exhibit 10.2	Letter Agreement, dated as of September 29, 2008, between Lehman Brothers Holdings Inc. and Nomura Holdings Inc.

Exhibit 10.3	Letter Agreement, dated as of September 29, 2008, between Lehman Brothers Inc. and Nomura Holdings Inc.

Exhibit 10.4	Transition Services Agreement, dated as of September 29, 2008, between Lehman Brothers Holdings Inc. and Nomura Holdings Inc.

Exhibit 10.5	Assignment and Assumption Agreement, dated as of September 29, 2008, among Lehman Brothers Holdings Inc., Nomura Holdings Inc. and Barclays Capital Inc.

Exhibit 10.6

Transition Services Agreement, dated as of September 22, 2008, between Lehman Brothers Holdings Inc. and Barclays Capital Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

* Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LEHMAN BROTHERS HOLDINGS INC.

Date: October 3, 2008	By:	/s/ James J. Killerlane III
Name: James J. Killerlane III
Title: Vice President

EXHIBIT INDEX

Exhibit 10.1*

International Asset Sale Agreement, dated as of September 29, 2008, among certain subsidiaries of Lehman Brothers Holdings Inc., Hong Kong insolvency officers, Singapore insolvency officers, Australia insolvency officers, and Nomura Holdings Inc. and certain of its affiliates.

Exhibit 10.2	Letter Agreement, dated as of September 29, 2008, between Lehman Brothers Holdings Inc. and Nomura Holdings Inc.

Exhibit 10.3	Letter Agreement, dated as of September 29, 2008, between Lehman Brothers Inc. and Nomura Holdings Inc.

Exhibit 10.4	Transition Services Agreement, dated as of September 29, 2008, between Lehman Brothers Holdings Inc. and Nomura Holdings Inc.

Exhibit 10.5	Assignment and Assumption Agreement, dated as of September 29, 2008, among Lehman Brothers Holdings Inc., Nomura Holdings Inc. and Barclays Capital Inc.

Exhibit 10.6

Transition Services Agreement, dated as of September 22, 2008, between Lehman Brothers Holdings Inc. and Barclays Capital Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed September 22, 2008).

* Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.